Filed Pursuant to Rule 424(b)(3)

File Nos. 333-219410

Great-West Capital ChoiceTM

Great-West Capital ChoiceTM Select

Individual Single Premium Deferred

Index-Linked Annuity Contract

Issued by:

Great-West Life & Annuity Insurance Company

Supplement dated February 13, 2019

to the Prospectus dated May 1, 2018

This Supplement amends certain information contained in the Prospectus dated May 1, 2018.

Effective February 28, 2019, the Great-West Capital ChoiceTM Index-Linked Annuity and the Great-West Capital ChoiceTM Select Index-Linked Annuity (individually, the “Contract” and collectively, the “Contracts”) will no longer be available for new sales. In order to purchase the Contract, you must submit a signed Application to Great-West on or before February 28, 2019 and we must receive all required paperwork and payments in good order by no later than March 31, 2019.

This Supplement must be accompanied by, or read in conjunction with, the current Prospectus dated May 1, 2018.

Please read this Supplement carefully and retain it for future reference.